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                                                                    EXHIBIT 10.2

                               EXCHANGE AGREEMENT

         THIS AGREEMENT made and entered into as of the 27 day of June, 2000, by and between DELTEC ASSET MANAGEMENT CORPORATION., (referred to herein as "HOLDER"), WOLF PARTNERS, LP, or its assigns or affiliates (referred to herein as "WOLF"), and GEORGES ST. LAURENT III (referred herein as "ST. LAURENT");

                             W I T N E S S E T H :

         WHEREAS, HOLDER is the owner, free and clear of all liens or encumbrances, of US $2,500,000 face value global medium term notes issued by Technology Acceptance Corp., a Cayman Islands special purpose corporation, on April 16, 1998, copies of which are attached hereto as Exhibit "A" (referred to herein as the "TAC Notes"); and

         WHEREAS, WOLF is the owner, free and clear of all liens and encumbrances, of 250,000 restricted shares of the common stock of Vitech America, Inc., a Florida corporation (referred to herein as the "Vitech Stock"); and

         WHEREAS, ST. LAURENT is the owner, free and clear of all liens and encumbrances, of 107,143 restricted shares of the common stock of Vitech America, Inc., a Florida corporation (referred to herein as the "Vitech Stock"); and

         WHEREAS, HOLDER desires to transfer the TAC Notes to WOLF in exchange for the Vitech Stock, and WOLF and ST. LAURENT desire to transfer the Vitech Stock to HOLDER in exchange for the TAC Notes, subject to the terms and conditions stated herein;


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         NOW, THEREFORE, for and in consideration of the mutual promises herein set forth, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

         1. Exchange. HOLDER hereby transfers all of its right, title and interest in the TAC Notes to WOLF in exchange for all of WOLF's and ST. LARUENT's right, title and interest in and to the Vitech Stock, free and clear of all liens and encumbrances.

         2. Assignment. Upon execution hereof, HOLDER agrees to deliver the TAC Notes to WOLF together with a fully executed bond power assigning the TAC Notes to WOLF to allow, upon execution hereof, the transfer of the TAC Notes to WOLF on the corporate records of Technology Acceptance Corp. Upon execution hereof, WOLF and ST. LAURENT agree to deliver the Vitech Stock to HOLDER together with a fully executed stock power assigning the Vitech Shares to HOLDER to allow, upon execution hereof, the transfer of the Vitech Stock to HOLDER on the corporate records of Vitech America, Inc..

         3. No Broker or Finder. The parties hereto acknowledge that they are not in any way obligated for a payment of fees or expenses to any broker or finder in connection with the transaction contemplated by this Agreement.

         4. Nondisclosure. The parties hereby agree to maintain the existence of this Agreement as well as all of its terms and conditions (referred to herein as the "Transaction Information") in confidence and to use at least the same degree of care to maintain the Transaction Information as secret as it uses in maintaining as secret its own proprietary and confidential information but always using at least a reasonable degree of care. The parties will use or disclose the Transaction Information only to the extent necessary to effectuate the exchange called for herein, as reasonably required in connection with the contemplated registration of the Vitech Stock as hereinafter agreed to in writing by both parties or as required by law.


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         5.       Further Assurances. WOLF, ST. LAURENT and HOLDER agree that each shall, from time to time upon the reasonable request of the other party, execute, acknowledge and deliver in proper form any instrument of conveyance or further assurance necessary or desirable to perfect the consummation of the within transaction.

         6. Construction. The parties hereto agree that all matters pertaining to the validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Florida. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


         7. Notice. All deliveries, notices, statements, requests and demands given to or made upon any party hereto in accordance with the provisions of this Agreement shall be made via messenger or nationally recognized courier service or via telecopy to the following addresses or facsimile numbers or such other addresses or facsimile numbers at which the parties shall from time to time notify one another:

         If to HOLDER:
                  DELTEC ASSET MANAGEMENT CORPORATION.
                  Attn: Arthur Byrnes
                  645 Fifth Avenue
                  New York, NY 10022

         If to WOLF or ST. LAURENT:
                  Wolf Partners, LP
                  C/O Vitech America Inc.
                  2190 NW 89th Place
                  Miami, FL 33172

         8. Counterparts. This Agreement may be executed in any number of counterpart copies, each of which shall be deemed an original for all purposes, but all of which shall constitute one and the same agreement.


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         9.       Entire Agreement. This Agreement constitutes the entire
agreement and understanding of WOLF and HOLDER, and no contemporaneous or subsequent oral agreement or statements shall alter or modify the terms and provisions hereof unless agreed thereto by the parties in writing. There are no promises or representations upon which any party hereto has relied in the execution of this Agreement which are not contained herein.

         10. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         11. Pronouns and Headings. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

         12. No Reliance. The Parties to this Agreement acknowledge and agree that neither has relied on any representation of the other, or upon representation from any other person or entity, referring or relating in any way to this transaction, other than the representations and warranties specifically contained in this Agreement. The Parties to this Agreement further acknowledge and agree that they were represented by their own counsel in connection with this Agreement, were afforded the opportunity to conduct due diligence, were afforded the opportunity to seek financial advice and were otherwise allowed to fully analyze the transactions. No party has relied upon the other or any of the other's representatives concerning the value, worth or any other aspect of the securities described herein, except the representations and warranties specifically contained in this Agreement.


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         13.      Understanding of Relationship. HOLDER acknowledges and
understands that St. Laurent is related to officers, directors and/or principals of Vitech, TAC and other related entities and that St. Laurent owns greater than 10% of the shares of common stock of Vitech and owns a majority of the TAC Notes. HOLDER further acknowledges and agrees that St. Laurent's relationship with Vitech, TAC and their respective officers, directors and principals and related companies shall not provide any basis, right or reason to assert any claim, of whatever nature, against St. Laurent. HOLDER acknowledges and agrees that it has had full opportunity to investigate St. Laurent's relationship with Vitech, TAC and their respective officers, directors and principals and related companies and hereby waives any and all rights and/or claims which it had, has or may have which in any way relate to the relationship between St. Laurent and Vitech, TAC and their related companies, officers, directors and/or principals.

         14. Mutual Releases. Except for the breach of this Agreement, each party, on behalf of themselves and their respective administrators, successors, agents, attorneys, assigns, employees and affiliates hereby releases and forever discharges, waives and relinquishes the other party, its administrators, successors, agents, attorneys, officers, directors, employees, assigns and affiliates from any and all claims, demands, lawsuits, causes of action, obligations, damages, debts, liabilities, sums of money, including attorneys' fees and costs, whether in law or in equity, whether known or unknown (collectively, "Claims"), occurring at any time prior to and including the date hereof. Each party further covenants not to sue and agrees not to assert any claim or other legal proceeding against the other parties released herein, in any court or other jurisdiction, based on any events, whether known or unknown, which are the subject of the release contained in this Section 13. For purposes of this release, Vitech America Inc., Intercontinental Telecommunications Corporation, Technology Acceptance Corporation and Bahia
Tech shall be considered affiliates of WSL.

                  Further, HOLDER hereby agrees that upon the complete execution of this Agreement, it shall


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withdraw from that certain "TAC Noteholder's Committee" and it shall not undertake any further actions in connection with such Committee and it shall not participate in any way with the dispute, negotiations and/or discussions concerning Technology Acceptance Corporation notes. Furthermore, and without limiting the foregoing sentence, HOLDER hereby agrees that it shall not take any action or cause its administrators, successors, agents, officers, directors, employees, assigns and affiliates to take any action in contravention of the foregoing sentence.

         IN WITNESS WHEREOF, the parties hereto have set their respective hands as of the date first above written.

HOLDER


By: /s/ ARTHUR BYRNES                         /s/ WILLIAM ST. LAURENT
    -----------------------------             -----------------------------
    DELTEC ASSET MANAGEMENT                   Wolf Partners, LP
    CORPORATION


                                              /s/ GEORGES ST. LAURENT III
                                              -----------------------------
                                              GEORGES ST. LAURENT III


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